Exhibit 99

        Enesco Group, Inc. Reports Second Quarter 2004 Results

    ITASCA, Ill.--(BUSINESS WIRE)--Aug. 4, 2004--Enesco Group, Inc. (NYSE:ENC), a leader in the giftware, collectible and home decor industries, today reported results for the second quarter ended June 30, 2004.

    Second Quarter 2004 Summary

    -- Revenue of $59.1 million was 3% lower than 2Q'03; gross profit of $26.8 million, decreased by 3% from 2Q'03.

    -- Second quarter results were impacted by issues relating to the implementation of a new Enterprise Resource Planning (ERP) system and a high concentration of orders late in the second quarter.

    --  Year-to-date, incoming orders have outpaced last year.

    Financial Results

    For the second quarter of 2004, Enesco reported total revenue of $59.1 million, a decrease of 3% when compared to revenue of $60.9 million for the second quarter of 2003. While Enesco's underlying business remained strong, revenue in the U.S. was impacted this quarter by shipping problems related to the implementation of a new ERP system, coupled with a higher than normal concentration of orders late in the second quarter.
    Gross profit of $26.8 million diminished by 3%, compared to $27.6 million the prior year. However, gross profit, as a percentage of sales remained stable at 45.3%, as the Company continues to focus on higher margin opportunities.
    Operating expenses were $28.4 million, which was $4.8 million higher than prior year. Expenses for the quarter included $2.2 million for Bilston & Battersea, Walt Disney Art Classics and Gregg Gift, and $.6 million related to foreign currency translation rate impacts. The balance of the increase can be primarily attributed to strategic investments in Enesco's brands and marketing promotions, such as the PM Rocks! campaign, as well as the costs related to the inefficiencies of the ERP system integration. An operating loss of $1.6 million for the second quarter of 2004 compares to operating income of $4 million for the same period in the prior year.
    Enesco experienced a net loss of $1.2 million or $0.08 per diluted share this quarter compared to net income of $2.2 million or $0.15 per diluted share during the same period last year.
    "We are disappointed with our performance this quarter and the operational issues we have encountered," said Tom Bradley, CFO and interim CEO of Enesco. "Our implementation team is focused on resolving issues which will allow the system to accommodate our business processes. We are encouraged by the strong demand that exists for our products and would like to express our sincere appreciation for our customers' patience and loyalty during this time."

    A conference call will be broadcast live on Thursday, August 5, 2004, at 10:00 a.m. Central Time (11:00 a.m. Eastern) at http://www.enesco.com and http://www.streetevents.com. An online replay also will be available approximately one hour after the call.
    To listen to the Webcast, your computer must have RealPlayer installed. If you do not have RealPlayer, go to http://www.streetevents.com prior to the call, to download RealPlayer for free.
    For a phone replay, call 800-642-1687. Passcode: 8647935. The replay will be available for one week following the conference call.

    About Enesco Group, Inc.

    Enesco Group, Inc. is a world leader in the gift, collectible and home decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutique as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network is a leader in the industry. The Company's product lines include some of the world's most recognizable brands, including Precious Moments, Walt Disney Classics Collection, Nickelodeon, Heartwood Creek, Halcyon Days, Lilliput Lane, and Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.

    This press release contains various forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses for Precious Moments, Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to identify and close on strategic acquisitions; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war.
    In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.


                          ENESCO GROUP, INC.

                   CONSOLIDATED STATEMENTS OF INCOME
                              (UNAUDITED)
      Second Quarter and Six Months Ended June 30, 2004 and 2003
               (In thousands, except per share amounts)

                    Second Quarter                Six Months
             --------------------------- -----------------------------
               2004     2003   % Change     2004     2003    % Change
             -------- -------- --------- --------- --------- ---------

Net revenues  $59,113  $60,886     -3%    $109,565  $107,023      2%

Cost of sales  32,342   33,277              62,138    60,904
             -------- --------           --------- ---------
Gross profit   26,771   27,609     -3%      47,427    46,119      3%

Gross profit %  45.3%    45.3%               43.3%     43.1%

Selling,
 distribution,
 general and
 administrative
 expense       28,410   23,590     20%      56,288    46,611     21%
             -------- --------           --------- ---------
Operating
 profit
 (loss)        (1,639)   4,019              (8,861)     (492)

  Interest
   expense       (189)    (495)               (274)     (544)
  Interest
   income         143      236                 255       406
  Other income
   (expense),
   net           (285)    (229)               (600)     (635)
             -------- --------           --------- ---------
Income (loss)
 before income
 taxes         (1,970)   3,531              (9,480)   (1,265)

Income tax
 expense
 (benefit)       (818)   1,357              (3,926)     (648)
             -------- --------           --------- ---------

  Net income
   (loss)     $(1,152)  $2,174             $(5,554)    $(617)
             ======== ========           ========= =========


Earnings
 (loss)
 per share:

  Net income
   (loss):
     Basic     ($0.08)   $0.15              ($0.39)   ($0.04)
     Diluted   ($0.08)   $0.15              ($0.39)   ($0.04)

Average basic
 shares
 outstanding   14,238   14,026              14,204    13,972
Average diluted
 shares
 outstanding   14,965   14,420              14,926    14,293


                          ENESCO GROUP, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)
ASSETS
                                               June 30,   December 31,
                                                 2004         2003
                                             ------------ ------------
Current Assets:
Cash and equivalents                              $9,145      $10,645
Accounts receivable, net                          69,407       65,190
Inventories                                       65,488       60,820
Other current assets                               9,339        9,260
                                             -------------------------
Total current assets                             153,379      145,915

Property, plant and equipment, net                28,165       28,341

Other assets                                      34,387       28,212
                                             -------------------------
Total assets                                    $215,931     $202,468
                                             =========================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes and loans payable                          $27,427       $2,858
Accounts payable                                  19,710       21,723
Federal, state and foreign income taxes            1,777        7,375
Total accrued expenses                            14,748       19,609
                                             -------------------------
Total current liabilities                         63,662       51,565

Total long-term liabilities                        9,691        3,551

Minority interest                                    100          114

Total shareholders' equity                       142,478      147,238
                                             -------------------------
Total liabilities and shareholders' equity      $215,931     $202,468
                                             =========================

    CONTACT: Enesco Group, Inc.
             Tom Bradley (Investors), 630-875-5990
             jgadzins@enesco.com
             or
             Donna Shaults (Media), 630-875-5464
             dshaults@enesco.com